UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2023

PHP Ventures Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40696	86-3368971
(Commission File Number)	(IRS Employer Identification No.)

CT 10-06, Level 10

Corporate Tower Subang Square

Jalan SS15/4G

Subang Jaya

47500 Selangor, Malaysia

Registrant’s telephone number, including area code +60 3 5888 8485

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock, one-half of one redeemable warrant, and one right to acquire one-tenth of one share of Class A common stock	PPHPU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	PPHP	The Nasdaq Stock Market LLC
Rights, exchangeable into one-tenth of one share of Class A common stock	PPHPR	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	PPHPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 14, 2023, PHP Ventures Acquisition Corp., a Delaware corporation (the “Company”), issued a press release announcing that on March 13, 2023, it caused to be deposited $110,796.88 into the Company’s Trust account for its public stockholders, representing $0.0625 per public share, allowing the Company to extend the period of time it has to consummate its initial business combination by one month from March 16, 2023 to April 16, 2023 (the “Extension”). The Extension is the second of six-monthly extensions, with the first deposit in the same amount of $110,796.88 made on February 9, 2023 to extend the period of time it had to consummate its business combination by one month from February 16, 2023 to March 16, 2023, as permitted under the Company’s governing documents.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release Dated March 14, 2023

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHP VENTURES ACQUISITION CORP.

Date: March 14, 2023	By:	/s/ Marcus Choo Yeow Ngoh
	Name:	Marcus Choo Yeow Ngoh
	Title:	Chief Executive Officer
(Principal Executive Officer)